Exhibit 99.1

TRAC Intermodal Reports Second Quarter 2016 Earnings

PRINCETON, N.J., Aug. 8, 2016 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, reports its second quarter 2016 earnings and financial results.

The Company's financial statements are attached as an exhibit to this press release. This earnings announcement, as well as additional detailed financial information and presentation materials, is contained in the "Investor Relations" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is North America's leading intermodal equipment provider and chassis pool manager, measured by total assets. TRAC Intermodal provides short term rentals through an extensive chassis pool network, long term chassis leasing and pool/fleet management through the utilization of its proprietary PoolStat® information management system. TRAC Intermodal's active fleet consists of approximately 271,000 chassis. TRAC Intermodal has a broad operating footprint with approximately 600 marine, 160 domestic and 60 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

TRAC Intermodal LLC
750 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$ 6,348	$ 3,161
Accounts receivable, net of allowance of $8,338 and $12,454, respectively	101,910	110,662
Net investment in direct finance leases	12,343	12,797
Leasing equipment, net of accumulated depreciation of $473,906 and $452,962, respectively	1,417,631	1,435,978
Goodwill	256,815	251,907
Other assets	45,464	32,991
Total assets	$ 1,840,511	$ 1,847,496

Liabilities and member's interest
Liabilities
Accounts payable	$ 17,360	$ 13,593
Accrued expenses and other liabilities	55,038	75,340
Deferred income taxes, net	133,601	127,580
Debt and capital lease obligations:
Due within one year	47,406	41,396
Due after one year	1,077,811	1,039,283
Total debt and capital lease obligations	1,125,217	1,080,679
Less unamortized debt issuance costs	16,523	18,350
Total debt and capital lease obligations less debt issuance costs	1,108,694	1,062,329
Total liabilities	1,314,693	1,278,842

Redeemable indirect parent shares held by management	2,464	—
Commitments and contingencies	—	—

Member's interest
Member's interest	540,420	586,757
Accumulated other comprehensive loss	(17,066)	(18,103)
Total member's interest	523,354	568,654
Total liabilities and member's interest	$ 1,840,511	$ 1,847,496

TRAC Intermodal LLC and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues
Equipment leasing revenue	$ 152,612	$ 169,438	$ 313,375	$ 330,127
Finance revenue	356	389	700	795
Other revenue	10,708	7,786	17,943	15,446
Total revenues	163,676	177,613	332,018	346,368

Expenses
Direct operating expenses	94,798	99,969	189,009	184,920
Selling, general and administrative expenses	24,103	23,012	50,517	44,288
Depreciation expense	18,764	17,914	37,610	35,815
Provision (recovery) for doubtful accounts	492	99	(473)	2,171
Impairment of leasing equipment	5,974	2,569	7,973	4,002
Restructuring expense	1,404	—	1,404	—
Loss on modification and extinguishment of debt and capital lease obligations	—	—	—	39
Interest expense	16,388	21,506	33,218	43,603
Interest income	25	—	(100)	(1)
Other income, net	(408)	(221)	(868)	(775)
Total expenses	161,540	164,848	318,290	314,062

Income before provision for income taxes	2,136	12,765	13,728	32,306
Provision for income taxes	849	5,054	5,483	12,434
Net income	$ 1,287	$ 7,711	$ 8,245	$ 19,872

TRAC Intermodal LLC and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in Thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$ 8,245	$ 19,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,645	35,874
(Recovery) provision for doubtful accounts	(473)	2,171
Amortization of deferred financing fees	1,974	3,636
Loss on modification and extinguishment of debt and capital lease obligations	—	39
Derivative loss reclassified into earnings	8,566	10,526
Ineffective portion of cash flow hedges	251	(42)
Impairment of leasing equipment	7,973	4,002
Share-based compensation	1,169	349
Deferred income taxes, net	5,196	13,340
Other, net	(542)	(783)
Changes in assets and liabilities:
Accounts receivable	11,063	1,259
Other assets	(4,243)	(2,079)
Accounts payable	1,579	3,601
Accrued expenses and other liabilities	(9,602)	(6,401)
Net cash provided by operating activities	68,801	85,364

Cash flows from investing activities
Proceeds from sale of leasing equipment	3,075	7,288
Collections on net investment in direct finance leases, net of interest earned	1,470	2,010
Business acquisition	(4,781)	—
Investment in direct finance leases	(887)	—
Purchase of leasing equipment	(47,519)	(16,728)
Purchase of fixed assets	(8,703)	(10,183)
Net cash used in investing activities	(57,345)	(17,613)

Cash flows from financing activities
Proceeds from long-term debt	132,500	66,750
Repayments of long-term debt	(88,179)	(134,694)
Cash paid for debt issuance fees	(146)	—
Repurchase of indirect parent shares from employees	(1,366)	—
Dividend paid, net of dividend received	(51,145)	—
Net cash used in financing activities	(8,336)	(67,944)

Effect of changes in exchange rates on cash and cash equivalents	67	(346)
Net increase (decrease) in cash and cash equivalents	3,187	(539)
Cash and cash equivalents, beginning of year	3,161	4,256
Cash and cash equivalents, end of period	$ 6,348	$ 3,717
Supplemental disclosures of cash flow information
Cash paid for interest	$ 22,483	$ 29,490
Cash paid (refunded) for taxes, net	$ 186	$ (809)

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